UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2013, Verisk Analytics, Inc. (the “Company”) announced the appointment of Scott G. Stephenson, the Company’s current President and Chief Operating Officer, to the position of Chief Executive Officer and the retirement of Frank J. Coyne from the position of Chief Executive Officer, both effective as of April 1, 2013. Mr. Stephenson has also been nominated to stand for election to the Board of Directors at the Company’s annual meeting of shareholders to be held on May 15, 2013 for a term continuing until 2016. Mr. Coyne, effective as of April 1, 2013, will continue as a member of the Board of Directors as Non-Executive Chairman.

Mr. Stephenson, age 55, joined the Company in 2001, focusing on bringing new value and functionality to the Company’s product offerings. In 2002, Mr. Stephenson was promoted to Executive Vice President, working with the senior management team to move the business to higher levels of growth and profitability. Mr. Stephenson became Chief Operating Officer in 2008, with responsibility for the Company’s operating units, and was named President in 2011.

In connection with Mr. Stephenson’s promotion to Chief Executive Officer, the Board has approved an increase of his annual base salary to $850,000, effective as of April 1, 2013. Mr. Stephenson will be eligible for annual cash incentive awards with a target annual cash incentive opportunity initially set at 125% of his base salary and annual long-term equity incentive awards with a targeted annual value of approximately $3,000,000, in each case as may be adjusted by the Compensation Committee of the Board of Directors in its sole discretion. The Board has also approved a one time equity grant for Mr. Stephenson with a value of $3,000,000, issuable on April 1, 2013. One-half of the value of such equity grant shall be awarded in the form of options to purchase the Company’s Class A Common Stock based on the Black-Scholes value on the date of grant and one-half of the value of such equity grant shall be awarded in the form of restricted shares based on the value of a share of Class A Common Stock on the date of grant.

In connection with Mr. Coyne’s retirement from his position of Chief Executive Officer and his transition to the role of Non-Executive Chairman of the Board, effective as of April 1, 2013, Mr. Coyne will participate in the Company’s existing Director Compensation Plan as a non-employee director. Under the Director Compensation Plan, each non-employee director receives a retainer fee of $75,000 per year for membership on the Board of Directors payable in July of each calendar year. Mr. Coyne, as Non-Executive Chairman, will also receive an additional annual retainer fee of $200,000. Each non-employee director who chairs a committee receives an additional $10,000 retainer fee, with the exception of the chairpersons of the Audit Committee and Compensation Committee, each of whom receives an additional $15,000 annual retainer fee. The Presiding Director receives an additional $15,000 annual retainer fee. Each non-employee director may elect to receive his annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Class A common stock, (iv) deferred shares of Class A common stock, (v) options to purchase Class A common stock or (vi) a combination of (i), (ii), (iii), (iv) and (v). Any options taken as a portion of the annual retainer are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest immediately, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant. Under the Director Compensation Plan, each non-employee director also receives an annual equity award having a value of $125,000 issuable in July of each calendar year. One-half of such value shall be awarded in the form of options to purchase Class A Common Stock based on the Black-Scholes value on the date of grant and one-half of such value shall be awarded in the form of deferred stock units based on the value of a share of Class A Common Stock on the date of grant. Such options are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest on the first anniversary of the date of grant, and have an exercise price equal to the fair market value of a share of Class A Common Stock on the date of grant. Shares of Class A Common Stock in respect of deferred stock units will be distributed to the directors upon retirement or other separation from the Board of Directors.

On February 20, 2013, the Company also announced the election of Therese M. Vaughan to its Board of Directors for a term continuing until 2015, effective as of February 20, 2013. Ms. Vaughan’s election fills the vacancy in the class of directors serving a term continuing until 2015 and brings the number of directors in each of the Company’s three classes of directors to four. The Board is in the process of determining which committees Ms. Vaughan shall serve upon, if any.

As a non-employee director, Ms. Vaughan will participate in the Company’s existing Director Compensation Plan, the terms of which are described above.

On February 20, 2013, the Company’s Board of Directors also affirmed Arthur J. Rothkopf’s retirement from the Board of Directors effective as of the Company’s annual meeting of shareholders to be held on May 15, 2013. Mr. Rothkopf has reached the Company’s mandatory retirement age of 75 under the Company’s Corporate Governance Guidelines for directors and accordingly will not stand for re-election. Mr. Rothkopf currently serves on the Executive Committee and the Nominating and Corporate Governance Committee and the Board is in the process of determining the replacements to serve on such committees subsequent to Mr. Rothkopf’s retirement, if any. Mr. Rothkopf’s retirement was not the result of any disagreement with the Company or its management.

A copy of the press release announcing the appointment of Mr. Stephenson as Chief Executive Officer and the retirement of Mr. Coyne from the position of Chief Executive Officer is annexed as Exhibit 99.1. A copy of the press release announcing the election of Ms. Vaughan as a director is annexed as Exhibit 99.2. All information in the press releases are furnished but not filed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 20, 2013 announcing the appointment of Scott G. Stephenson as Chief Executive Officer and the retirement of Frank J. Coyne as Chief Executive Officer

99.2	Press Release dated February 20, 2013 announcing the election of Therese M. Vaughan to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: February 22, 2013	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary